SNAP-ON INCORPORATED

                              OFFICERS' CERTIFICATE

                           Dated as of August 16, 2001

                              --------------------

                Setting Forth the Terms of a Series of Securities

                        6.25 % Notes due August 15, 2011

                              --------------------

                            Pursuant to the Indenture

                         Dated as of September 15, 1995

                              OFFICERS' CERTIFICATE


          The undersigned, the Senior Vice President-Finance and Chief Financial Officer, and the Vice President, Secretary and General Counsel of Snap-on Incorporated, a Delaware corporation (the "Company"), hereby certify as provided below pursuant to Section 3.1 of the Indenture dated as of September 15, 1995 (the "Indenture") between the Company and U.S. Bank, National Association (successor in interest to Firstar Trust Company) (the "Trustee"). This Officers' Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

     1. The Board of Directors of the Company has authorized the creation by the Company of the series of Securities described below pursuant to this Officers' Certificate and in accordance with the Indenture.

     2. The title of the Securities shall be "6.25% Notes due August 15, 2011" (herein called the "Notes").

     3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $200,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.7 or 13.5 of the Indenture).

     4. The principal of the Notes shall be payable on August 15, 2011.

     5. The Notes shall bear interest at the rate of 6.25% per annum; such interest shall accrue from August 17, 2001 (or from the most recent Interest Payment Date to which interest has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be February 15th and August 15th in each year, commencing February 15, 2002, and the Regular Record Dates for the determination of Holders to whom interest is payable shall be the February 1st or August 1st next preceding each Interest Payment Date.

     6. The principal of and interest on the Notes shall be payable at the Corporate Trust Office of the Trustee. All payments of principal and interest in respect of Notes in book-entry form shall be payable in immediately available funds.

     7. All or a portion of the Notes may be redeemed by the Company at any time or from time to time. The Redemption Price for the Notes to be redeemed on any Redemption Date will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis at the Treasury Rate (as defined herein), plus twenty (20) basis points, as determined by the Reference Treasury Dealer (as defined herein), plus, in either of case (i) or (ii) above, accrued and unpaid interest on the Notes to the Redemption Date.


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

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the Notes and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     8. Notice of any redemption will be given to the Holders in accordance with the Indenture at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each registered Holder of the Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date.

     9. For purposes hereof, (i) "Treasury Rate" shall mean, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; (ii) "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; (iii) "Comparable Treasury Price" shall mean, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, then the average of all such Reference Treasury Dealer Quotations, or (C) if the Trustee obtains only one such Reference Treasury Dealer Quotation, then such Reference Treasury Dealer Quotation; (iv) "Reference Treasury Dealer" shall mean (A) Salomon Smith Barney Inc. or Banc One Capital Markets, Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), then the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company; and (v) "Reference Treasury Dealer Quotation" shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

     10. The Notes are not subject to any sinking fund and are not redeemable at the option of a Holder.

     11. Defeasance under Section 14.2 and covenant defeasance under Section
14.3 of the Indenture shall be applicable to the Notes.

     12. The Notes shall initially be issued in whole in the form of one or more global Securities. The Depository Trust Company, a clearing agency registered under the Securities


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

Exchange Act of 1934, as amended, shall serve as the Depositary for such global Security or Securities. For so long as The Depository Trust Company shall be the Depositary, all Notes shall be registered in its name or in the name of a nominee thereof. While the Notes are evidenced by one or more global Securities, the Depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the Depositary's participants or the beneficial owners for whom they act with respect to their receipt from the Depositary of payments on the Notes or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear the legends provided for below and such other legend or legends as may be required by the Depositary.

     13. The form of the Notes shall be substantially as follows:

                    [FORM OF 6.25% NOTE DUE AUGUST 15, 2011]

                             [Form of Face of Note]

          This Security is a Security in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository or a successor Depository. Capitalized terms used in this Security that are otherwise undefined have the meanings given to them in the Indenture. This Security is not exchangeable for Securities registered in the name of a person other than the Depository or its nominee except in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository) may be registered except in the limited circumstances described in the Indenture.

          Unless this Security is presented by an authorized representative of the Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                              SNAP-ON INCORPORATED

                         6.25% Note due August 15, 2011

No.                                                                  $__________
CUSIP No.  8333034 AC 5

          SNAP-ON INCORPORATED, a Delaware corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, the principal sum of ____________________ ($__________) on August 15, 2011.

          The Company will pay interest on the principal amount of this Security semi-annually at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment. Interest Payment Dates are on February 15th and August 15th in each year, commencing February 15, 2002, and Regular Record Dates are February 1st and August 1st, respectively, immediately preceding such February 15th and August 15th.

          REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN SECTIONS 1 THROUGH 19 BELOW, WHICH WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        SNAP-ON INCORPORATED


                                        By:

(SEAL)                                  Attest:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.



By
         Authorized Signatory

                         [Form of Reverse Side of Note]

                              SNAP-ON INCORPORATED
                         6.25% Note due August 15, 2011


     1. Interest. The Company promises to pay interest on the principal amount of this Security at the rate per annum set forth above. The Company will pay interest semi-annually on February 15th and August 15th of each year. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first interest payment date shall be February 15, 2002. The Company shall pay interest on overdue principal at the rate borne by this Security and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Securities of this series (except defaulted interest) to the Persons who are registered holders of such Securities ("Holders") at the close of business on the Regular Record Dates. The Regular Record Dates are February 1st and August 1st of each year. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, at its option, may pay principal and interest by check payable in such money or by wire transfer. It may mail an interest check to a Holder's registered address or wire transfer interest payments to the account of a Holder indicated on the Security Register. If a payment date is not a Business Day at a Place of Payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount Payable on such payment date shall accrue for the intervening period.

     3. Paying Agent and Registrar. Initially, U.S. Bank, National Association, a national banking association (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

     4. Indenture. The Company issued the Securities of this series under an Indenture dated as of September 15, 1995, (as it may be amended from time to time in accordance with the terms thereof, the "Indenture"), by and between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms.

     5. Optional Redemption. All or a portion of the Securities may be redeemed by the Company at any time or from time to time. The Redemption Price for the Securities to be redeemed on any Redemption Date will be equal to the greater of
(i) 100% of the principal amount of the Securities being redeemed on the Redemption Date or (ii) the sum of the present


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

values of the remaining scheduled payments of principal and interest on the Securities being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis at the Treasury Rate (as defined herein), plus twenty (20) basis points, as determined by the Reference Treasury Dealer (as defined herein), plus, in either of case (i) or (ii) above, accrued and unpaid interest on the Securities to the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the Securities and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     6. Notice of Redemption. Notice of any redemption will be given to the Holders in accordance with the Indenture at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each registered Holder of the Securities to be redeemed. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date.

     7. Definitions. For purposes hereof, (i) "Treasury Rate" shall mean, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; (ii) "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities; (iii) "Comparable Treasury Price" shall mean, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, then the average of all such Reference Treasury Dealer Quotations, or (C) if the Trustee obtains only one such Reference Treasury Dealer Quotation, then such Reference Treasury Dealer Quotation; (iv) "Reference Treasury Dealer" shall mean (A) Salomon Smith Barney Inc. or Banc One Capital Markets, Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), then the Company will substitute therefor another Primary Treasury Dealer; and
(B) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company; and (v) "Reference Treasury Dealer Quotation" shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

     8. No Redemption by Holders. The Securities will not be redeemable at the option of a Holder.

     9. Denominations, Transfer, Exchange. The Securities of this series are in registered form, without coupons, in denominations of $1,000 and in integral multiples of $1,000. A Holder may transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     10. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

     11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities of this series may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such series, and any existing default with respect to any series (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of this series, the Indenture or the Securities with respect to such series may be amended in certain circumstances as provided in the Indenture.

     12. Defeasance. The Indenture contains provisions that apply to the Securities of this series for defeasance at any time of (a) the entire indebtedness of the Company on the Securities of this series and (b) certain restrictive covenants and the related acceleration of payment provisions with respect to the Securities of this series, upon compliance by the Company with certain conditions set forth therein.

     13. Restrictive Covenants. The Indenture imposes certain limitations on the incurrence of Secured Debt by the Company or any of its Restricted Subsidiaries, the transfer of Principal Property by the Company or any of its Restricted Subsidiaries and Sale and Leaseback Transactions by the Company or any of its Restricted Subsidiaries.

     14. Defaults and Remedies. Under the Indenture, Events of Default with respect to any series of the Securities include: default in payment of any installment of interest on any Security of that series for 30 days; default in payment of all or any part of the principal of (or premium, if any, on) any Security of that series; failure by the Company to comply with any of its other agreements in the Indenture or in the Securities (for 60 days after notice); certain defaults under and accelerations of other Indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default with respect to any series occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that series may declare all the Securities of that series to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture of the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal (or premium, if any), interest or any Additional Amounts) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     15. Trustee Dealings with Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     17. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Copies of Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                    Snap-on Incorporated
                    10801 Corporate Drive
                    Kenosha, Wisconsin  53143
                    Attention:  General Counsel



                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: I or we assign and transfer this Security to

                  (Insert assignee's soc. sec. or tax I.D. no.)


              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                          Your signature:

                                        (Sign exactly as your name appears on
                                        the face of this Security)

Signature Guarantee:
                                        Member firm of the New York Stock
                                        Exchange or commercial bank or trust
                                        company having an office in the
                                        United States


                 SCHEDULE OF EXCHANGES FOR DEFINITIVE SECURITIES


               The following exchanges of a part of this Global Security for Definitive Securities have been made:

                Amount of            Amount of         Principal Amount
               decrease in          increase in         of this Global
                Principal            Principal         Security following
Date of       Amount of this       Amount of this      such decrease (or       Signature of authorized
Exchange      Global Security      Global Security          increase)            officer of Trustee


--------      ----------------     ---------------     -------------------     -----------------------


                                      * * *

          IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.

                                        SNAP-ON INCORPORATED



                                        By  /s/ Donald S. Huml
                                          -------------------------------------
                                             Donald S. Huml
                                             Senior Vice President-Finance
                                             and Chief Financial Officer

(CORPORATE SEAL)
                                        By /s/ Susan F. Marrinan
                                          -------------------------------------
                                             Susan F. Marrinan
                                             Vice President, Secretary and
                                             General Counsel